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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Roy F. Weston, Inc. and Subsidiaries on Forms S-8 (File Nos. 33-56755, 33-56757 and 33-60981) of our reports dated February 5, 1997 on our audits of the consolidated financial statements and financial statement schedule of Roy F. Weston, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994 which reports are either included in or incorporated by reference into this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1997

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